EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	Investor Relations contact:
Christian Janzen
Tel: 415-278-7933
investor_relations@gymboree.com

Media Relations contact:
Tel: 415-278-7493
media_relations@gymboree.com

The Gymboree Corporation Reports Third Fiscal Quarter 2012 Results

San Francisco, Calif., December 5, 2012 – The Gymboree Corporation (the “Company”) today reported consolidated financial results for the third fiscal quarter ended October 27, 2012.

For the third quarter of the fiscal year ending February 2, 2013 (“fiscal 2012”), net sales were $311.5 million, an increase of 2.8% compared to $303.1 million in net sales for the third quarter of the fiscal year ended January 28, 2012 (“fiscal 2011”). Comparable store sales for the third quarter of fiscal 2012 decreased 4% compared to the third quarter of fiscal 2011.

Gross profit for the third quarter of fiscal 2012 was $125.6 million, or 40.3% of net sales, compared to $130.8 million, or 43.2% of net sales, for the third quarter of fiscal 2011. Excluding purchase accounting adjustments of $3.1 million and $3.4 million for the third quarter of fiscal 2012 and the third quarter of fiscal 2011, respectively, relating to the November 2010 acquisition of the Company by investment funds sponsored by Bain Capital Partners, LLC (the “Acquisition”), adjusted gross profit was $128.7 million, or 41.3% of net sales, and $134.2 million, or 44.3% of net sales, for the third quarter of fiscal 2012 and the third quarter of fiscal 2011, respectively (see Exhibit D for relevant reconciliation information).

SG&A expense for the third quarter of fiscal 2012 was $99.0 million, or 31.8% of net sales, compared to $99.4 million, or 32.8% of net sales, in the third quarter of the prior year. Results for the third quarter of fiscal 2012 and fiscal 2011 include $5.3 million and $5.4 million, respectively, of additional costs resulting from the Acquisition, including the effect of purchase accounting adjustments. Also included in the third quarter of fiscal 2011 was a $7.2 million charge resulting from a termination fee incurred to terminate a master franchisee in China. Excluding these charges, adjusted SG&A expense for the third quarter of fiscal 2012 and fiscal 2011 was $93.8 million, or 30.1% of net sales, and $86.8 million, or 28.6% of net sales, respectively, which represents an increase of 150 basis points over fiscal 2011 (see Exhibit D for relevant reconciliation information).

Operating income for the third quarter of fiscal 2012 was $26.6 million compared to $31.4 million for the same period last year. The decrease in operating income primarily resulted from lower gross profit margins and, to a lesser extent, from SG&A deleveraging due to the comparable store sales decrease of 4%.

Net income attributable to the Company before interest (income) expense, income tax benefit and depreciation and amortization, adjusted for other items (“Adjusted EBITDA”), for the third quarter of fiscal 2012 decreased 22.6% to $46.9 million, compared to $60.6 million for the third quarter of the prior year. Adjusted EBITDA is not a performance measure under U.S. generally accepted accounting principles (“GAAP”). See “Non-GAAP Financial Measures” below. A reconciliation of net income/(loss) attributable to the Company to Adjusted EBITDA presented herein is included in Exhibit D of this press release.

Balance Sheet Highlights

There were no borrowings outstanding under the Company’s $225 million asset-backed loan as of the end of the third fiscal quarter and approximately $189.2 million of availability.

Cash at the end of the third quarter of fiscal 2012 decreased to $42.6 million from $45.7 million at the end of the third quarter of fiscal 2011.

Capital expenditures for the third quarter of fiscal 2012 were $13.4 million, with the majority of the cash used to fund the opening of 38 new stores during the quarter.

Inventory balances at the end of the third quarter of fiscal 2012 were $255.7 million compared to $252.7 million at the end of the third quarter of fiscal 2011. Inventory cost on a per square foot basis was down 8% and inventory units on a per square foot basis were also down in the low single-digits.

In November 2012, the Company made a voluntary prepayment of $25 million on the outstanding principal of its senior secured term loan facility.

Fiscal 2012 Business Outlook

Sales Expectations

The Company anticipates comparable store sales to be flat to slightly down for the full year fiscal 2012.

Adjusted EBITDA

The Company expects Adjusted EBITDA for the fourth quarter to be comparable to slightly higher than the prior year. The Company continues to anticipate generating sufficient cash flow to service its debt and fund its growth in fiscal 2012.

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New Stores

During fiscal 2012, the Company plans to open approximately 124 new stores, including approximately 98 Crazy 8 stores.

Capital Expenditures

During the fourth quarter of fiscal 2012, the Company anticipates spending approximately $15 million for capital expenditures.

Non-GAAP Financial Measures

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest (income) expense, income tax expense (benefit), and depreciation and amortization ("EBITDA") adjusted for other items, including loss on extinguishment of debt, non-cash share-based compensation, loss on disposal/impairment of assets and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the Acquisition.

Adjusted EBITDA is a non-GAAP measure but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. See Exhibit D for a reconciliation of Adjusted EBITDA to net income/(loss).

Management Presentation

The live broadcast of the discussion of third quarter fiscal 2012 financial results will be available to interested parties at 1:00 p.m. PT (4:00 p.m. ET) on Wednesday, December 5, 2012. To listen to the live broadcast over the internet, please log on to www.gymboree.com, click on “Company Information” at the bottom of the page, go to “Investor and Media Relations” and then “Conference Calls & Webcasts.” A replay of the call will be available two hours after the broadcast through midnight PT, Wednesday, December 12, 2012, at 855-859-2056, passcode 73454037.

About The Gymboree Corporation

The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of October 27, 2012, the Company operated a total of 1,228 retail stores, as follows: 634 Gymboree® stores (consisting of 586 in the United States, 41 in Canada, 1 in Puerto Rico and 6 in Australia), 156 Gymboree Outlet stores, 130 Janie and Jack® shops and 308 Crazy 8® stores in the United States. The Company also operates three online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers directed parent-child developmental play programs at 714 franchised and Company-operated Gymboree Play & Music® centers in the United States and 42 other countries.

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Forward-Looking Statements

The foregoing financial information for the third fiscal quarter ended October 27, 2012 is unaudited and subject to quarter-end and year-end adjustments.   The foregoing paragraphs contain forward-looking statements relating to The Gymboree Corporation's anticipated future financial performance, such as those relating to its Adjusted EBITDA, cash flows, capital expenditures and new store openings in fiscal 2012. Actual results could vary materially as a result of a number of factors, including the ongoing volatility in the commodities market for cotton, uncertainties relating to high levels of unemployment and consumer debt, volatility in the financial markets, general economic conditions, the Company’s ability to anticipate and timely respond to changes in trends and consumer preferences and customer reactions to new merchandise, service levels and new concepts, competitive market conditions, success in meeting the Company's delivery targets, the Company's promotional activity, gross margin achievement, the Company's ability to appropriately manage inventory, effects of future embargos from countries used to source product, the Company’s ability to attract and retain key personnel and other qualified team members, and other factors, including those discussed under “Risk Factors” in “Item 1A, Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012, filed with the Securities and Exchange Commission on April 26, 2012. The forward-looking statements contained in this press release reflect the Company's expectations as of the date hereof, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by the Company that its plans or objectives will be achieved. The Company undertakes no obligation to update the information provided herein.

Gymboree, Janie and Jack, Crazy 8, and Gymboree Play & Music are registered trademarks of The Gymboree Corporation.

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EXHIBIT A

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
	(in thousands)		(in thousands)
Net sales:
Retail	$299,965	$296,445	$847,195	$815,735
Gymboree Play & Music	6,390	3,195	17,981	9,469
Retail Franchise	5,163	3,508	12,845	7,237
Total net sales	311,518	303,148	878,021	832,441
Cost of goods sold, including buying and occupancy expenses	(185,915)	(172,303)	(541,406)	(498,704)
Gross profit	125,603	130,845	336,615	333,737
Selling, general and administrative expenses	(99,016)	(99,448)	(286,350)	(272,896)
Operating income	26,587	31,397	50,265	60,841
Interest income	42	28	146	115
Interest expense	(21,312)	(22,051)	(64,163)	(67,981)
Loss on extinguishment of debt	-	-	(1,237)	(19,563)
Other income (expense), net	86	8	(4)	(44)
Income (loss) before income taxes	5,403	9,382	(14,993)	(26,632)
Income tax (expense) benefit	(493)	(12,430)	10,007	6,210
Net income (loss)	4,910	(3,048)	(4,986)	(20,422)
Net loss attributable to noncontrolling interest	1,211	-	2,835	-
Net income (loss) attributable to The Gymboree Corporation	$6,121	$(3,048)	$(2,151)	$(20,422)

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EXHIBIT B

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	October 27,	January 28,	October 29,
	2012	2012	2011
	(in thousands)
Current Assets
Cash and cash equivalents	$42,586	$77,910	$45,721
Accounts receivable	27,232	27,277	21,948
Merchandise inventories	255,722	210,212	252,685
Prepaid income taxes	5,165	3,736	17,049
Prepaid expenses and deferred income taxes	45,199	41,647	37,704
Total current assets	375,904	360,782	375,107

Property and Equipment, net	205,486	202,152	207,312
Goodwill	899,097	899,097	927,397
Other Intangible Assets	585,277	599,195	604,563
Deferred Financing Costs	43,018	47,915	49,549
Other Assets	5,816	4,646	7,605

Total Assets	$2,114,598	$2,113,787	$2,171,533

Current Liabilities
Accounts payable	$88,824	$79,027	$68,674
Accrued liabilities	101,573	94,178	90,835
Line of credit	-	-	40,000
Current portion of long-term debt	-	17,698	8,200
Total current liabilities	190,397	190,903	207,709

Long-Term Liabilities
Long-term debt	1,192,383	1,192,171	1,203,650
Lease incentives and other deferred liabilities	46,640	36,579	36,411
Deferred income taxes	235,935	245,495	243,287
Total Liabilities	1,665,355	1,665,148	1,691,057

Stockholders' Equity	449,243	448,639	480,476

Total Liabilities and Stockholders' Equity	$2,114,598	$2,113,787	$2,171,533

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EXHIBIT C

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	39 Weeks Ended	39 Weeks Ended
	October 27, 2012	October 29, 2011
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,986)	$(20,422)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Write-off of deferred financing costs and original issue discount	1,237	15,860
Depreciation and amortization	43,776	42,703
Amortization of deferred financing costs and accretion of original issue discount	5,216	5,126
Interest rate cap contracts - adjustment to market	182	15
Loss on disposal/impairment of assets	2,090	3,501
Benefit for deferred income taxes	(12,986)	(6,269)
Share-based compensation expense	3,220	4,330
Other non-cash expense	1,685	-
Change in assets and liabilities:
Accounts receivable	(2,317)	(8,278)
Merchandise inventories	(45,850)	(68,106)
Prepaid expenses and other assets	(1,021)	(1,097)
Prepaid income taxes	(769)	(2,314)
Accounts payable	9,785	14,178
Accrued liabilities	70	9,066
Lease incentives and other deferred liabilities	12,547	12,778
Net cash provided by operating activities	11,879	1,071

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(31,902)	(28,080)
Acquisition of business, net of cash acquired	-	(1,352)
Other	(584)	(296)
Net cash used in investing activities	(32,486)	(29,728)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Term Loan	-	820,000
Payments on Term Loan	(17,698)	(826,150)
Proceeds from ABL facility	-	60,656
Payments on ABL facility	-	(20,656)
Deferred financing costs	(1,347)	(6,665)
Capital contribution	2,400	14,865
Capital contribution to noncontrolling interest	1,595	-
Net cash (used in) provided by financing activities	(15,050)	42,050

Effect of exchange rate fluctuations on cash	333	204

Net (decrease) increase in cash and cash equivalents	(35,324)	13,597

CASH AND CASH EQUIVALENTS:
Beginning of period	77,910	32,124
End of period	$42,586	$45,721

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EXHIBIT D

THE GYMBOREE CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

ADJUSTED EBITDA:

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest income/expense, income taxes, and depreciation and amortization ("EBITDA") adjusted for other items, including loss on extinguishment of debt, non-cash share-based compensation, loss on disposal/impairment of assets and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the acquisition of the Company by investment funds sponsored by Bain Capital Partners, LLC (the "Acquisition").

Adjusted EBITDA is not a performance measure under U.S. generally accepted accounting principes ("GAAP"), but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

The table below provides a reconciliation of net income (loss) attributable to The Gymboree Corporation to Adjusted EBITDA (in thousands):

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
Net income (loss) attributable to The Gymboree Corporation	$6,121	$(3,048)	$(2,151)	$(20,422)
Reconciling items (a):
Interest expense	21,312	22,051	64,163	67,981
Interest income	(32)	(28)	(116)	(115)
Income tax (benefit) expense	(776)	12,430	(11,051)	(6,210)
Depreciation and amortization (b)	14,727	14,086	43,467	42,703
Non-cash share-based compensation expense	303	1,458	3,220	4,330
Loss on disposal/impairment on assets	827	1,241	2,090	3,501
Loss on extinguishment of debt	-	-	1,237	19,563
Gymboree Play & Music franchise transition	-	7,200	-	7,200
Acquisition-related adjustments (c)	4,409	5,174	13,288	26,865
Adjusted EBITDA	$46,891	$60,564	$114,147	$145,396

(a) Exclude amounts related to noncontrolling interest, which are already excluded from net income (loss) attributable to The Gymboree Corporation.

(b) Includes the following (in thousands):
Amortization of intangible assets (impacts SG&A)	$4,340	$4,144	$13,020	$12,433
Amortization of below and above market leases (impacts COGS)	(406)	(508)	(1,442)	(1,528)
	$3,934	$3,636	$11,578	$10,905

(c) Include the following (in thousands):
Adjustment to cost of goods sold from an increase in the net book value of inventory as a result of purchase accounting (impacts COGS)	$-	$-	$-	$10,731
Additional rent expense recognized due to the elimination of deferred rent and construction allowances in purchase accounting (impacts COGS)	2,293	2,437	6,925	7,274
Legal, accounting and sponsor fees, as well as other costs incurred as a result of the Acquisition (impacts SG&A)	919	1,276	2,767	4,436
Decrease in net sales due to the elimination of deferred revenue related to the Company's co-branded credit card program in purchase accounting (impacts net sales)	1,197	1,461	3,596	4,424
	$4,409	$5,174	$13,288	$26,865

OTHER NON-GAAP FINANCIAL MEASURES:

			as a % of Total Net Sales
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
	(in thousands)
Gross profit as reported	$125,603	$130,845	40.3%	43.2%
Acquisition-related adjustments	3,084	3,390	1.0%	1.1%
Adjusted gross profit excluding Acquisition related adjustments (non-GAAP measure)	$128,687	$134,235	41.3%	44.3%

			as a % of Total Net Sales
	39 Weeks Ended	39 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
	(in thousands)
Gross profit as reported	$336,615	$333,737	38.3%	40.1%
Acquisition-related adjustments	9,079	20,901	1.0%	2.5%
Adjusted gross profit excluding Acquisition related adjustments (non-GAAP measure)	$345,694	$354,638	39.4%	42.6%

			as a % of Total Net Sales
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
	(in thousands)
SG&A as reported	$(99,016)	$(99,448)	-31.8%	-32.8%
Acquisition-related adjustments	5,259	5,420	1.7%	1.8%
Adjusted SG&A excluding Acquisition related adjustments (non-GAAP measure)	$(93,757)	$(94,028)	-30.1%	-31.0%

			as a % of Total Net Sales
	39 Weeks Ended	39 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
	(in thousands)
SG&A as reported	$(286,350)	$(272,896)	-32.6%	-32.8%
Acquisition-related adjustments	15,787	16,869	1.8%	2.0%
Adjusted SG&A excluding Acquisition related adjustments (non-GAAP measure)	$(270,563)	$(256,027)	-30.8%	-30.8%

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EXHIBIT E

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(Unaudited)

	13 Weeks Ended October 27, 2012
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Net sales	$311,008	$3,123	$(2,613)	$311,518
Cost of goods sold, including buying and occupancy expenses	(185,529)	(818)	432	(185,915)

Gross profit	125,479	2,305	(2,181)	125,603
Selling, general and administrative expenses	(98,785)	(2,328)	2,097	(99,016)

Operating income (loss)	26,694	(23)	(84)	26,587
Interest income	32	10	-	42
Interest expense	(21,312)	-	-	(21,312)
Loss on extinguishment of debt	-	-	-	-
Other income (expense), net	15	71	-	86

Income (loss) before income taxes	5,429	58	(84)	5,403
Income tax benefit (expense)	776	(1,269)	-	(493)

Net income (loss)	6,205	(1,211)	(84)	4,910
Net loss attributable to noncontrolling interest	-	1,211	-	1,211
Net income attributable to The Gymboree Corporation	$6,205	$-	$(84)	$6,121

	39 Weeks Ended October 27, 201
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Net sales	$876,430	$8,322	$(6,731)	$878,021
Cost of goods sold, including buying and occupancy expenses	(540,091)	(2,262)	947	(541,406)

Gross profit	336,339	6,060	(5,784)	336,615
Selling, general and administrative expenses	(283,987)	(7,949)	5,586	(286,350)

Operating income (loss)	52,352	(1,889)	(198)	50,265
Interest income	116	30	-	146
Interest expense	(64,163)	-	-	(64,163)
Loss on extinguishment of debt	(1,237)	-	-	(1,237)
Other (expense) income, net	(72)	68	-	(4)

Loss before income taxes	(13,004)	(1,791)	(198)	(14,993)
Income tax benefit (expense)	11,051	(1,044)	-	10,007

Net loss	(1,953)	(2,835)	(198)	(4,986)
Net loss attributable to noncontrolling interest	-	2,835	-	2,835
Net loss attributable to The Gymboree Corporation	$(1,953)	$-	$(198)	$(2,151)

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING BALANCE SHEETS

(Unaudited)

	October 27, 2012
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Current assets	$366,563	$13,270	$(3,929)	$375,904
Non-current assets	1,737,460	1,234	-	1,738,694
Total assets	$2,104,023	$14,504	$(3,929)	$2,114,598

Current liabilities	$183,479	$10,658	$(3,740)	$190,397
Non-current liabilities	1,474,878	80	-	1,474,958
Total liabilities	$1,658,357	$10,738	$(3,740)	$1,665,355

Total stockholders' equity	445,666	-	(189)	445,477
Noncontrolling interest	-	3,766	-	3,766
Total liabilities and stockholders' equity	$2,104,023	$14,504	$(3,929)	$2,114,598

	January 28, 2012
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Current assets	$355,073	$6,692	$(983)	$360,782
Non-current assets	1,752,303	702	-	1,753,005
Total assets	$2,107,376	$7,394	$(983)	$2,113,787

Current liabilities	$187,812	$4,074	$(983)	$190,903
Non-current liabilities	1,474,189	56	-	1,474,245
Total liabilities	$1,662,001	$4,130	$(983)	$1,665,148

Total stockholders' equity	445,375	-	-	445,375
Noncontrolling interest	-	3,264	-	3,264
Total liabilities and stockholders' equity	$2,107,376	$7,394	$(983)	$2,113,787

*  The Variable Interest Entities ("VIEs") includes the results of Gymboree (China) Commercial and Trading Co. Ltd. and Gymboree (Tianjin) Educational Information Consultation Co. Ltd..  While the Company does not control these two entities, they have been determined to be variable interest entities and their results have been consolidated by the Company.

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